Exhibit 10.1
THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

JOHN D. OIL AND GAS COMPANY
COMMON STOCK PURCHASE WARRANT

     This certifies that, for good and valuable consideration, John D. Oil and Gas Company, a Maryland corporation (the “Company”), grants to Richard M. Osborne (the “Warrantholder”), the right to purchase from the Company Fifty Thousand (50,000) validly issued, fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock (as hereinafter defined), at the purchase price per share of one dollar ($1.00) (the “Exercise Price”), at any time prior to 5:00 p.m., Cleveland time, on the Expiration Date, all subject to the terms, conditions and adjustments herein set forth.
1. Duration and Exercise of Warrant.
     1.1 Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:
     (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day (i) beginning on June 20, 2008 and (ii) prior to the Expiration Date; and
     (b) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.
Notwithstanding the foregoing, the Warrantholder may, without the payment of cash or other consideration (other than the surrender of the right to purchase certain Warrant Shares implicit in the following formula), exercise this Warrant for “Net Warrant Shares.” The Warrantholder shall provide written notice to the Company specifying the gross number of Warrant Shares as to which this Warrant is then exercised. The number of Net Warrant Shares deliverable upon such exercise will be determined by the following formula: Net Warrant Shares = [WS x (CP - EP)]/CP, where “WS” is the gross number of Warrant Shares as to which this Warrant is to be exercised; “CP” is the Current Market Price of the Common Stock on the last trading day preceding the date of the request to exercise this Warrant; and “EP” shall mean the then applicable Exercise Price.
The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment has been made for the Warrant Shares. Notwithstanding the foregoing, no such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days), but any such surrender of this Warrant for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant was surrendered and for the number of shares of Common Stock and at the Exercise Price in effect at the date of such surrender.
     1.2 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form (or in the alternative, electronic delivery of the Warrant Shares in a manner reasonably satisfactory to the Warrantholder) shall be delivered to the Warrantholder within three Business Days after receipt of the Exercise Form by the Company and payment of the purchase price. No fractional shares shall be issued upon the exercise of this Warrant, provided that the Warrantholder shall receive, in lieu of any fractional shares, cash in an amount equal to the product of the fraction multiplied by the Current Market Price per share of Common Stock. If this Warrant shall been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.
     2. Restrictions on Transfer; Restrictive Legends.
          2.1 This Warrant may not be offered, sold, transferred, pledged or otherwise disposed of in whole or in part, to any person; provided that the Warrantholder may offer, sell or transfer this Warrant to any Affiliate of the Warrantholder.
          2.2 Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.
     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company’s counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, or (iii) such Warrant or Warrant Shares are sold in compliance with Rule 144 (or any successor provision then in effect) under the Securities Act, the Company receives customary representations to such effect and the Company receives an opinion of counsel to the Company in customary form that such legend may be removed.
3. Reservation and Resignation of Shares.
     The Company covenants and agrees as follows:
     (a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof.
     (b) During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.
4. Loss or Destruction of Warrant.
     Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, or destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

5. Ownership of Warrant.
     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.
6. Certain Adjustments.
     6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:
     (a) Stock Dividends, Splits, Combinations. If at any time after the date of the issuance of this Warrant the Company (i) declares a dividend or other distribution payable in Common Stock or subdivides its outstanding shares of Common Stock into a larger number or (ii) combines its outstanding shares of Common Stock into a smaller number, then (x) the number of Warrant Shares to be delivered upon exercise of this Warrant will, upon the occurrence of an event set forth in clause (i) above, be increased and, upon the occurrence of an event set forth in clause (ii) above, be decreased so that such Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto and (y) the Exercise Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall be adjusted proportionately by multiplying such Exercise Price by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.
     (b) Distribution of Stock, Other Securities, Evidence of Indebtedness. In case the Company shall distribute to the holders of Common Stock, shares of its capital stock (other than Common Stock for which adjustment is made under Section 6.1(a)), stock or other securities of the Company or any other Person, evidences of indebtedness issued by the Company or any other Person, assets (excluding cash dividends) or options, warrants or rights to subscribe for or purchase the foregoing, then, and in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution, (A) the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be such Current Market Price of the Common Stock on such record date (i.e. prior to such shares trading “ex-”) less the then Fair Market Value (as determined by the Board of Directors or a duly appointed committee thereof, each acting in good faith) of the portion of the stock, other securities, evidences of indebtedness so distributed or of such options, warrants or rights applicable to one share of Common Stock (but such numerator shall not be less than 0.10) and (ii) the denominator of which shall be the Current Market Price of one share of Common Stock on such record date (i.e. prior to such shares trading “ex-”) and (B) the number of Warrant Shares shall be adjusted to equal (i) the number of Warrant Shares for which this

Warrant is exercisable immediately prior to such adjustment multiplied by the Exercise Price then in effect, divided by (ii) the Exercise Price as adjusted pursuant to clause (A) above. Such adjustment shall become effective at the opening of business on the Business Day following the record date for the determination of stockholders entitled to such distribution.
     (c) Reorganization, Merger, Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value), any consolidation or merger of the Company with or into another Person (other than a consolidation or merger of the Company in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding shares of Common Stock) or the sale of all or substantially all of the assets of the Company to another Person, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale had this Warrant been exercised immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors or a duly appointed committee thereof) shall be made in the application of the provisions of this Section 6 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Exercise Price and number of Warrant Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant.
     (d) Carryover. Notwithstanding any other provision of this Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered, provided however, that, upon exercise of this warrant pursuant to Section 1 hereof, any adjustment called for by Sections 6. 1 (a), (b) or (c) which has not been made as a result of this Section 6. 1(d) shall be made.
     6.2 No Adjustment for Dividends. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.
     6.3. Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares shall be adjusted, as provided in Section 6.1, the Company shall forthwith file, at the principal office of the Company (or at such other place as may be designated by the Company), a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment, the computation by which such adjustment was made and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class mail postage prepaid, to the Warrantholder, at such Warrantholder’s address as shown in the records of the Company.
     7. Amendments.
     Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.
     8. Notices of Corporate Action.
     So long as this Warrant has not been exercised in full, in the event of
     (a) any taking by the Company of a record of all holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than cash dividends or distributions paid from the retained earnings of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;
     (b) any capital reorganization of the Company, any reclassification (other than a change in par value of the Common Stock) or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person; or
     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Common Stock for the securities or other property, if any, deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least 5 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivisions (i) and (ii).
     9. Definitions.
     As used herein, unless the context otherwise requires, the following terms have the following respective meanings;

     “Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
     “Business Day” means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of Ohio.
     “Common Stock” means the shares of common stock, $0.001 par value per share, of the Company and any capital stock into which such common stock may be changed.
     “Company” has the meaning specified on the cover of this Warrant.
     “Current Market Price” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:
     (i) If the Common Stock is listed or admitted for trading on a national securities exchange (including the NASDAQ Stock Market), then the Current Market Price shall be the average of the last 10 closing sale prices of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last 10 trading days prior to the Determination Date (even if no sale takes place on 6 of such days), or if not listed or traded on any such exchange, then the Current Market Price shall be the average of the last 10 closing sale prices of the Common Stock on the over-the-counter market on the last 10 trading days prior to the Determination Date (even if no sale takes place on 6 of such days) (A) as reported by the National Association of Securities Dealers Automated Quotation System or the National Quotation System Bureau Incorporated or (B) if neither such firm is engaged in the business of reporting such prices, as reported by a similarly generally accepted reporting service; or
     (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least 7 of such days, then the Current Market Price shall be reasonably determined in good faith by the Company’s Board of Directors or a duly appointed committee of the Board of Directors (which determination shall be reasonably described in the written notice delivered to the Warrantholder together with the Common Stock certificates).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor statute thereto), and the rules and regulations of the Commission promulgated thereunder.
     “Exercise Form” means an Exercise Form in the form annexed hereto as Exhibit A.
     “Exercise Price” has the meaning specified on the cover of this Warrant.
     “Expiration Date” means June 20, 2013.

     “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
     “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
     “Securities Act” has the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.
     “Warrantholder” has the meaning specified on the cover of this Warrant.
     “Warrant Shares” has the meaning specified on the cover of this Warrant.
     10. Miscellaneous.
          10.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.
          10.2 Binding Effect; Benefit. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.
          10.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.
          10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:
(a)	if to Warrantholder:

Richard M. Osborne 8500 Station Street, Suite 113 Mentor, Ohio 44060 Fax: (440) 255-8645

(b)	if to the Company:

John D. Oil and Gas Company

8500 Station Street, Suite 345 Mentor, Ohio 44060 Fax: (440) 205-8680 Attention: Chief Financial Officer
     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if faxed. Any party may by notice given in accordance with this Section 11.4 designate another address or Person for receipt of notices hereunder.
     10.5 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.
     10.6 Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
     10.7 No Rights or Liabilities as Stockholder. Nothing containing in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

JOHN D. OIL AND GAS COMPANY
/s/ Gregory J. Osborne
By: Gregory J. Osborne
Its: President and Chief Operating Officer

Dated: June 20, 2008

EXHIBIT A
EXERCISE OF WARRANT
The undersigned,                                                                                   , pursuant to the provisions of the within Warrant, hereby elects to purchase                                            shares of Common Stock of John D. Oil and Gas Company, covered by the within Warrant, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier’s check or wire transfer.
Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations:
If said number of shares are not all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any faction of a share paid in cash.
[This form shall be modified by the Warrantholder and the Company as appropriate in the event Warrantholder exercises the Warrant, in whole or in part, in accordance with the penultimate paragraph of Section 1.1 of the Warrant.]

Signature

Address:

Note: The above signature should correspond exactly with the name on the face of the within Warrant.
Dated: